UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 3, 2010

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 10th Street

Plano, Texas 75074

(Address of principal executive offices, including zip code)

(972) 673-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously reported in a definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (“SEC”) on October 19, 2010, Microtune, Inc. (“Microtune” or the “Company”) entered into that certain Agreement and Plan of Merger, dated September 7, 2010 (the “Merger Agreement”), among the Company, Zoran Corporation (“Zoran”) and Maple Acquisition Corp. (“Maple”), pursuant to which Microtune will become a wholly-owned subsidiary of Zoran (the “Merger”).

As previously disclosed in the Proxy Statement, six putative class actions were filed on behalf of holders of Microtune common stock in Collin County, Texas. These six lawsuits were subsequently consolidated into In re Microtune Litigation, Lead Cause No. 219-03729-2010 (the “Texas Action”). Each of the six lawsuits underlying the Texas Action named as defendants each member of Microtune’s board of directors, and three of the underlying lawsuits named Justin Chapman as a defendant. (Mr. Chapman and the members of Microtune’s board of directors are referred to herein as the “Individual Defendants”). Each of the lawsuits underlying the Texas Action also names Microtune (together with the Individual Defendants, the “Microtune Defendants”), Zoran and Maple (Zoran and Maple are collectively referred to herein as the “Zoran Defendants”, while the Microtune Defendants and Zoran Defendants are collectively referred to herein as “Defendants”). The Texas Action seeks relief based on allegations that the Merger constitutes a breach of the fiduciary duties owed to the Company’s stockholders by the Individual Defendants and included allegations that the Company and Zoran Defendants aided and abetted those breaches of fiduciary duties.

On September 9, 2010, a purported class action lawsuit was filed in the United States District Court for the Eastern District of Texas by Steven Goldstein, which was voluntarily dismissed on September 25, 2010. On September 17, 2010, Mr. Goldstein filed a purported class action now pending in Delaware Chancery Court, captioned Goldstein v. Fontaine, et al., Case No. 5825 (the “Delaware Action” and together with the Texas Action, the “Actions”) which makes substantially similar allegations to those in the Texas Action. The Delaware Action also names as defendants each of the Microtune Defendants (except for Mr. Chapman) and each of the Zoran Defendants. (Unless otherwise specified herein, “Plaintiffs” refers to plaintiffs in both the Delaware and Texas Actions.)

On November 3, 2010, the Plaintiffs and the Defendants entered into a Memorandum of Understanding reflecting an agreement in principle to settle the Actions. The settlement includes the Company’s agreement to provide certain additional disclosures relating to the Merger. All of such disclosures are set forth below. The Defendants in the Actions, including the Company, each have denied, and continue to deny, any wrongdoing whatsoever in connection with the Merger, and the Company’s directors expressly maintain that they complied with their fiduciary duties. The Defendants in the Actions, including the Company, believe the Actions are without merit and they entered into the Memorandum of Understanding solely to avoid the burdens and expense of further litigation and because they believe that the Merger is in the best interests of the Company’s stockholders. The Memorandum of Understanding is subject to customary conditions including completion of appropriate settlement documentation, completion of due diligence to confirm the fairness of the settlement, approval by the District Court of Collin County, Texas, and consummation of the Merger. If the settlement is consummated, and the other conditions to settlement are met, the Actions will be dismissed with prejudice and the Defendants and other released persons will receive from or on behalf of all record holders and beneficial owners of the Company’s common stock on September 8, 2010 through the date of consummation of the Merger a release of all claims relating to the Merger, the Merger Agreement and the transactions contemplated therein, other than rights provided to stockholders under Delaware law to seek appraisal of the value of their shares. Members of the purported plaintiff class will be sent notice of the proposed settlement, and a hearing before the District Court of Collin County, Texas will be scheduled regarding, among other things, approval of the proposed settlement and any application by Plaintiffs’ counsel for an award of attorneys’ fees and expenses (which will be in an amount not to exceed $415,000).

There can be no assurance that the parties will ultimately enter into a stipulation of settlement, that the District Court of Collin County, Texas will approve the settlement even if the parties were to enter into such stipulation or the amount of the attorneys’ fees and expenses that Plaintiffs’ counsel may be awarded. In the event the court does not approve the proposed settlement, the terms of the settlement contemplated under the Memorandum of Understanding may be terminated. Notwithstanding the foregoing, the special meeting of the stockholders of the Company to approve the proposal to adopt the Merger Agreement remains scheduled for November 19, 2010.

Disclosures

The Merger – Background of the Merger

The following supplements the discussion on page 16 of the Proxy Statement.

Steel Horse Advisors (“Steel Horse”) was first engaged by Microtune on January 18, 2010. Steel Horse was engaged by the Company because of its familiarity with the Company and its expertise and corporate relationships in the semiconductor industry. This initial engagement covered strategic consultancy and other corporate development services to be conducted by Steel Horse. Between January 18 and early April 2010, Steel Horse worked closely with Microtune management and its Board of Directors on a range of corporate development activities, including assisting the Company with various investor relations related activities, and reviewing with the Company its strategic plans and opportunities, its operating goals and challenges, and the competitive landscape in its industry. As part of these activities, in March 2010, Steel Horse, along with Oppenheimer, participated in the Company’s offsite strategic planning session. Also during its consultancy engagement period, working closely with Oppenheimer, Steel Horse assisted the Company in reviewing various informal and formal strategic inquiries from third parties potentially interested in acquiring or merging with the Company.

The following supplements the discussion on page 20 of the Proxy Statement.

In May 2010, after the Company’s receipt of a non-binding indication of interest from Party 1, referred to in the Merger Proxy, and a communication from Zoran indicating its interest in acquiring the Company, the scope of the Company’s engagement with Steel Horse was modified. On May 19, 2010, Steel Horse entered into a new and separate engagement with Microtune. This engagement covered financial co-advisory services to be provided by Steel Horse in connection with the Company’s evaluation of various strategic alternatives, including the sale of the Company.

The Company, with the assistance of its co-financial advisors, compiled a list of semiconductor industry companies that the Company believed might have an interest in, and the financial capacity to undertake, an acquisition of Microtune. Initially this list comprised 26 companies, including Zoran and Party 1. Nine companies were subsequently removed from the list based on informal inquiries that indicated those companies either had a different sector focus, lack of interest in pursuing a transaction or because they were known to be pursuing other strategic priorities that would conflict with a strategic transaction with the Company. The Company did not solicit interest from financial buyers, other than financial buyers with existing portfolio companies in the semiconductor industry, given that a leveraged acquisition of the Company by a stand-alone financial buyer was likely not feasible due to the Company’s lack of free cash flow.

The following supplements the discussion on pages 22-23 of the Proxy Statement.

Between June 22, 2010 and July 22, 2010, the Company was subject to an exclusivity agreement with Zoran which precluded the Company from engaging in any solicitation of third parties regarding their possible interest in a strategic transaction with the Company. Prior to June 22, 2010, the Company, with the assistance of its co-financial advisors, had contacted the 15 parties, in addition to Zoran and Party 1, that the Company believed might have interest in a strategic transaction with the Company, and all of these parties had declined to pursue a potential transaction. The Company received no inquiries from third parties regarding potential interest in a transaction during the exclusivity period with Zoran, and did not receive any such inquiry subsequently, other than the inquiry from Party 1 on August 18, 2010, in the course of which Party 1 indicated it had no new proposal to convey to the Company.

The Strategic Transactions Committee was formed as a matter of administrative convenience in order to assist management in connection with its discussions and negotiations with potentially interested third parties without the need to convene meetings of the full board of directors in order to obtain input on questions of strategy and negotiation tactics. The board of directors perceived that the Company’s discussions and negotiations with third parties could involve a variety of proposals with frequent revisions as negotiations progressed, and therefore believed that it would be helpful to delegate day-to-day responsibility to a committee of independent directors. After the meeting of our board of directors on June 21, 2010, at which time the board of directors authorized the Company to enter into an exclusivity agreement with Zoran on the basis of a proposed purchase price of $3.02 per share, until September 7, 2010, when the merger agreement was executed, management reported to the board of directors as a whole in connection with the discussions and negotiations with Zoran, and no further meetings of the Strategic Transactions Committee were held.

The 15 parties, other than Zoran and Party 1, contacted in connection with the Company’s review of strategic alternatives gave a variety of reasons for declining to pursue a potential strategic transaction involving the Company, including: the Company did not fit with the third party’s current business strategy; lack of perceived synergies; lack of product and technology fit; concerns regarding the competitive landscape; and no specific explanation.

As is customary for an all cash sale transaction, the Company was evaluated on a standalone basis and the Company did not make, and did not provide to its financial advisors, any estimates of synergies that might result from this all cash transaction.

The Merger – Opinion of Microtune’s Financial Advisor

The following supplements the discussion on pages 34-35 of the Proxy Statement and replaces the last paragraph on page 34 and first full paragraph on page 35 of the Proxy Statement.

Selected Companies Analysis. Oppenheimer reviewed financial and stock market information of Microtune and 10 selected publicly held companies. These companies were selected generally because, as is the case with Microtune, they are semiconductor device companies with operations primarily in the broadband communications and consumer electronics markets.

Oppenheimer reviewed, among other things, enterprise values of the selected companies, calculated as fully-diluted market value based on closing stock prices on September 3, 2010, plus debt, less cash and other adjustments for preferred stock, as a multiple of calendar years 2010 and 2011 estimated revenue. Oppenheimer also reviewed equity values of the selected companies based on closing stock prices on September 3, 2010 as a multiple of calendar years 2010 and 2011 price to earnings, referred to as PIE. Oppenheimer then applied a range of selected multiples (representing 15% above and below the overall implied median multiples) derived from the selected companies of calendar years 2010 and 2011 estimated revenue of 0.8x to 1.0x and 0.7x to 0.9x, respectively, and calendar years 2010 and 2011 estimated PIE of 9.8x to 13.2x, and 9.7x to 13.1x, respectively, to Microtune’s calendar years 2010 and 2011 estimated revenue and earnings per share, referred to as EPS. Financial data for the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information. Financial data for Microtune were based on internal estimates of Microtune’s management. This analysis indicated the following implied per share equity reference ranges for Microtune, as compared to the merger consideration:

The following supplements the discussion on pages 35-36 of the Proxy Statement and replaces the second full paragraph on page 35 and first paragraph on page 36 of the Proxy Statement.

Selected Precedent Transactions Analysis. Oppenheimer reviewed financial information for 14 transactions announced between January 1, 2008 and September 3, 2010. These transactions were selected generally because they involved, as is the case with the merger, the sale of publicly held companies in the semiconductor device industry with implied enterprise values of less than $100 million and were announced after January 1, 2008.

Oppenheimer reviewed, among other things, enterprise values, calculated as the purchase prices paid for the target companies in the selected transactions, plus debt, less cash and other adjustments for preferred stock, as a multiple of such target companies’ latest 12 months revenue as of the announcement date of the relevant transaction. Oppenheimer then applied a range of selected multiples (representing 15% above and below the overall implied median multiples) derived from the selection transactions of latest 12 months revenue of 0.7x to 0.9x to Microtune’s latest 12 months revenue (as of June 30, 2010). Financial data for the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. Financial data for Microtune were based on Microtune’s public filings and internal data of Microtune’s management. This analysis indicated the following implied per share equity reference range for Microtune, as compared to the merger consideration:

The following supplements the discussion on page 36 of the Proxy Statement and replaces the second paragraph and first bullet point on page 36 of the Proxy Statement.

Other Factors. Oppenheimer also reviewed, for informational purposes, certain other factors, including:

•

premiums paid in 235 selected transactions in the United States with enterprise values of between $5 million and $100 million announced between January 1, 2005 and September 3, 2010 and applied to the closing prices of Microtune common stock one trading day, one week and one month prior to September 7, 2010 a selected range of premiums (representing the 25th percentiles to 75th percentiles of such premiums) derived from corresponding pre-announcement periods for such transactions of 10.5% to 63.4%, 12.7% to 61.6% and 10.7% to 66.0%, respectively, which indicated an implied per share equity reference range for Microtune of $2.67 to $3.92 per share; and

The following supplements the discussion on page 36 of the Proxy Statement.

As indicated to Microtune’s board of directors, the financial information of Microtune provided by Microtune’s management to Oppenheimer and utilized in Oppenheimer’s financial analyses described below did not include any estimates as to the potential financial exposure or impact on Microtune of the Backdating Litigation and, given the fact that Microtune’s management did not in connection with the merger prepare long-term forecasts for Microtune, Oppenheimer did not perform an analysis of the estimated present value of the future cash flows of Microtune.

Microtune has agreed to pay Oppenheimer for its financial advisory services in connection with the merger an aggregate fee currently estimated to be approximately $1.5 million, a portion of which was payable upon delivery of Oppenheimer’s opinion and $1.0 million of which is contingent upon consummation of the merger.

Oppenheimer and its affiliates in the past have performed and in the future may perform investment banking and other services for Microtune and Zoran unrelated to the merger, for which services Oppenheimer and such affiliates received and expect to receive compensation. During the two-year period preceding the date of Oppenheimer’s opinion, Oppenheimer acted as financial advisor to Microtune in connection with Microtune’s acquisition of Auvitek International Ltd. in 2009 and did not have any material financial advisory relationships with Zoran for which Oppenheimer received compensation.

The Merger – Financial Projections

The following supplements the discussion on page 37 of the Proxy Statement.

The Company updates its internal revenue forecasts for the current quarter and the following four quarters on a monthly basis taking into account current orders, market conditions and expectations regarding future orders and changes in customer demand. The Company updates its internal financial forecasts for the current fiscal year on a quarterly basis taking into account its latest internal revenue forecasts and updated forecasts of gross margin, operating expenses, other income and expenses and income taxes. The Company does not engage in a similar process for longer term forecasts and, consequently, did not update its forecast for fiscal year 2012 after April 2010, when it provided the Management Forecast to Zoran. In connection with its opinion, Oppenheimer relied on the updated figures the Company provided for 2010 and 2011.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Microtune that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against Microtune and others following announcement of the proposal or the merger agreement; (3) the inability to complete the Merger due to the failure to obtain stockholder approval; (4) the inability to obtain necessary regulatory approvals required to complete the Merger; (5) the risk that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; (6) the ability to recognize the benefits of the Merger or of any combination of Microtune and Zoran; (7) the timing of the initiation, progress or cancellation of significant contracts or arrangements, the mix and timing of products sold in a particular period; and (8) the possibility that Microtune may be adversely affected by other economic, business, and/or competitive factors. Microtune is under no duty to update any of the forward-looking statements after the date of this document to conform to actual results.

These and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and elsewhere in Microtune’s Annual Report on Form 10-K for the year ended December 31, 2009 and Microtune’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, each as filed with the Securities and Exchange Commission. Many of the factors that will determine the outcome of the subject matter of this document are beyond Microtune’s ability to control or predict.

Important Additional Information and Where to Find it.

On October 19, 2010, Microtune filed with the SEC a definitive proxy statement in connection with the proposed Merger. Investors and stockholders are urged to read the definitive proxy statement carefully, as well as any other relevant documents filed with the SEC, because they contain important information about the Merger and the parties to the Merger. Before making any voting or investment decisions with respect to the proposed Merger or any of the other matters with respect to which Microtune’s stockholders will be asked to vote pursuant to the proxy statement, Microtune’s stockholders are urged to read the definitive proxy statement and other documents filed by Microtune when they become available. Investors and stockholders may obtain a free copy of the definitive proxy statement and other documents filed by Microtune at the SEC website at http://www.sec.gov. The definitive proxy statement and other documents also may be obtained for free at Microtune’s Internet website at www.microtune.com or from Microtune by contacting Investor Relations by telephone at 972-673-1850 or by mail at Microtune, Inc., 2201 10th Street, Plano, Texas, 75074, Attn: Investor Relations Department. In connection with the special meeting of Microtune stockholders to be held on November 19, 2010 to approve the adoption of the merger agreement, Microtune mailed copies of the definitive proxy statement to Microtune stockholders who are entitled to attend and vote at the special meeting.

Microtune and Zoran and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed participants in the solicitation of proxies from Microtune stockholders in connection with the proposed Merger. Information regarding Zoran’s directors and officers is available in Zoran’s proxy statement for its 2010 annual meeting of stockholders and Zoran’s 2009 Annual Report on Form 10-K, which were filed with the SEC on April 29, 2010 and March 1, 2010, respectively. Information concerning the interests of Microtune’s participants in the solicitation, which may, in some cases, be different than those of Microtune stockholders generally, is set forth in Microtune’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 9, 2010 and available on Microtune’s website at www.microtune.com and is also set forth in the definitive proxy statement relating to the proposed Merger, which was filed with the SEC on October 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROTUNE, INC.

/S/ JUSTIN M. CHAPMAN
Justin M. Chapman Chief Financial Officer

Date: November 4, 2010